Exhibit 4.4c

SECOND SUPPLEMENTAL INDENTURE

by and among

HCN CANADIAN HOLDINGS-1 LP
as Issuer

and

WELLTOWER INC.
as Guarantor

and

BNY TRUST COMPANY OF CANADA
as Trustee

As of December 20, 2019

SUPPLEMENTAL TO THE INDENTURE DATED AS OF NOVEMBER 25, 2015
------------------------------------

HCN CANADIAN HOLDINGS-1 LP

2.95% Notes due 2027

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made and entered into as of December 20, 2019 among HCN CANADIAN HOLDINGS-1 LP, an Ontario limited partnership (the “Issuer”), WELLTOWER INC., a Delaware corporation (the “Guarantor” and together with the Issuer, the “Obligors”), and BNY TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada, as trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Obligors and the Trustee have executed and delivered an Indenture, dated as of November 25, 2015 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Issuer’s senior debt securities (the “Securities”) to be issued from time to time in one or more series; and

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of a new series of its Securities with the benefit of a guarantee provided by the Guarantor, to be known as its 2.95% Notes due 2027, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant, declare and agree for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1 The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 1.01 of the Base Indenture:

“Applicable Law” has the meaning specified in Section 7.6 of this Supplemental Indenture.

“Base Indenture” means the Indenture dated as of November 25, 2015 among the Obligors and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the Province of Ontario are authorized or required by law, regulation or executive order to close.

“Canada Yield Price” means in respect of any redemption or acceleration of the Notes, a price calculated to provide a yield to maturity, compounded semi-annually and calculated in accordance with generally accepted financial practice, equal to the Government of Canada Yield on the third Business Day prior to the redemption date of such Notes to the Holders pursuant to the Indenture, plus 33.5 basis points.

“Cash” means as to any Person, such Person’s cash and cash equivalents, as defined in accordance with GAAP consistently applied.

“Code” means the Internal Revenue Code of 1986, as amended.

“EBITDA” means for any period, with respect to the Guarantor and its subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period PLUS, the sum of all amounts treated as expenses for: (i) interest, (ii) depreciation, (iii) amortization and (iv) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

“FATCA” means Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act) and Part XVIII of the Income Tax Act (Canada), as amended (the “Tax Act”).

“FATCA Withholding Tax” means any FATCA withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or required by any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement including Part XVIII of the Tax Act).

“Funded Indebtedness” means as of any date of determination thereof, (i) all Indebtedness of any Person, determined in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, and (ii) the current portion of all such Indebtedness.

“GAAP” means generally accepted accounting principles of the United States.

“Global Notes” has the meaning set forth in Section 2.1(a) of this Supplemental Indenture.

“Government of Canada Yield” on any date, means the yield from the date fixed for redemption to November 15, 2026 compounded semi-annually and calculated in accordance with generally accepted Canadian financial practice, which an assumed new issue of a non-callable Government of Canada Bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity as near as possible equal to the remaining term to November 15, 2026 (calculated from the redemption date). The Government of Canada Yield will be the average (rounded to three decimal points) of the bid-side yields provided by two major Canadian investment dealers selected by the Issuer.

“Indebtedness” means, with respect to any Person, all: (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific dollar amount on the liability side of such balance sheet, except to the extent any such liabilities or obligations include any operating lease property, real or personal; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guarantee (whether by direct guarantee, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guarantee) or otherwise; (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

“Interest Coverage” means as of the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing EBITDA by Interest Expense; all of the foregoing calculated by reference to the immediately preceding four fiscal quarters of the Guarantor ending on such date of determination.

“Interest Expense” means for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness of the Guarantor outstanding at any time during such period.

“Interest Payment Date” with respect to the Notes is defined in Section 1.01 of the Base Indenture and Section 2.1(b) of this Supplemental Indenture.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the applicable laws of any jurisdiction.

“Notes” means the Issuer’s 2.95% senior notes due 2027, issued under the Indenture.

“Regular Record Date” with respect to the Notes is defined in Section 1.01 of the Base Indenture and Section 2.1(b) of this Supplemental Indenture.

“Senior Debt” means all Indebtedness other than Subordinated Debt.

“Subordinated Debt” means any unsecured Indebtedness of the Guarantor which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such other Indebtedness (to which appropriate reference shall be made in the instruments evidencing such other Indebtedness if not contained therein) to the Notes (and, at the option of the Guarantor, if so provided, to other Indebtedness of the Guarantor, either generally or as specifically designated).

“Subsidiary” means any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Guarantor or one or more other Subsidiaries of the Guarantor. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or similar functionaries, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Supplemental Indenture” means this Second Supplemental Indenture dated as of December 20, 2019 among the Obligors and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Total Assets” means on any date, the consolidated total assets of the Guarantor and its Subsidiaries, as such amount would appear on a consolidated balance sheet of the Guarantor prepared as of such date in accordance with GAAP.

“Total Unencumbered Assets” means on any date, net real estate investments (valued on a book basis) of the Guarantor and its Subsidiaries that are not subject to any Lien which secures indebtedness for borrowed money of any of the Guarantor and its Subsidiaries plus, without duplication, loan loss reserves relating thereto, accumulated depreciation thereon plus Cash, as all such amounts would appear on a consolidated balance sheet of the Guarantor prepared as of such date in accordance with GAAP; provided, however, that “Total Unencumbered Assets” does not include net real estate investments under unconsolidated joint ventures of the Guarantor and its Subsidiaries.

“Unsecured Debt” means Funded Indebtedness less Indebtedness secured by Liens on the property or assets of the Guarantor and its Subsidiaries.

ARTICLE 2

TERMS OF THE NOTES

Section 2.1 Pursuant to Section 3.01 of the Indenture, the Notes shall have the following terms and conditions:

(a)    Title; Aggregate Principal Amount; Form of Notes. The Notes shall be Registered Securities under the Indenture and shall be known as the Issuer’s “2.95% Notes due 2027.” The Notes will be limited to an aggregate principal amount of Cdn$300,000,000, subject to the right of the Issuer to reopen such series for issuances of additional securities of such series and except (i) as provided in this Section and (ii) for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.05, 3.08, 3.09, 9.05 or 11.07 of the Indenture and except for any Securities which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered hereunder. The Notes (together with the Trustee’s certificate of authentication) shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and made a part of this Supplemental Indenture.

The Notes will be issued in the form of fully registered global securities without coupons (“Global Notes”) that will be deposited with, or on behalf of, CDS, and registered in the name of CDS or a nominee thereof. Except under the circumstance described below, the Notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual notes represented thereby, a Global Note may not be transferred except as a whole by CDS to a nominee of CDS or by a nominee of CDS to CDS or another nominee of CDS or by CDS or any nominee of CDS to a successor depositary or any nominee of such successor.

So long as CDS or its nominee is the registered owner of a Global Note, CDS or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under this Supplemental Indenture. Except as described below, owners of beneficial interest in Notes evidenced by a Global Note will not be entitled to have any of the individual Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of any such Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture or this Supplemental Indenture.

If CDS is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 120 days, the Issuer will issue individual Notes in exchange for the Global Note or Global Notes representing such Notes. In addition, the Issuer may at any time and in its sole discretion, subject to certain limitations set forth in the Indenture, determine not to have any of such Notes represented by one or more Global Notes and, in such event, will issue individual Notes in exchange for the Global Note or Global Notes representing the Notes. Individual Notes so issued will be issued in minimum denominations of Cdn$1,000 and integral multiples of Cdn$1,000.

(b)    Interest and Interest Rate. The Notes will bear interest at a rate of 2.95% per annum, from December 20, 2019 (or, in the case of Notes issued upon the reopening of this series of Notes, from the date designated by the Issuer in connection with such reopening) or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on each July 15 and January 15, commencing July 15, 2020 (each of which shall be an “Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on the July 15 or January 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each, a “Regular Record Date”).

(c)    Securities Guarantee. The payment of principal, interest and certain other amounts on the Notes will be fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis as set out in Article 5 of the Base Indenture. The endorsement of the Guarantor contained in the Form of Global Note attached hereto as Exhibit A constitutes notation of the Guarantee in accordance with Section 5.03 of the Base Indenture.

(d)    Ranking. The Notes will be the Issuer’s unsecured and unsubordinated obligations and rank equal in right of payment with all of the Issuer’s existing and future unsecured and unsubordinated indebtedness.

(e)    No Sinking Fund. No sinking fund will be provided with respect to the Notes (notwithstanding any provisions of the Base Indenture with respect to sinking fund obligations).

(f)    No Additional Amounts. Any and all payments made by the Issuer or the Guarantor with respect to the Notes shall be made without withholding of or deduction for, or on account of, any present or future tax, assessment or governmental charge unless required by applicable law. No additional amounts will be payable with respect to any amount so withheld or deducted in accordance with applicable law (notwithstanding any provisions of the Base Indenture with respect to Additional Amount obligations), except those Additional Amounts (as defined in the Base Indenture) payable by the Guarantor pursuant to Section 5.01(f) of the Base Indenture as and when such Additional Amounts are payable.

(g)    Principal Repayment; Currency. The Notes will mature on January 15, 2027 provided, however, the Notes may be earlier redeemed at the option of the Issuer as provided in paragraph (h) below. The principal of each Note payable on its maturity date and any such interest shall be made at the office or agency of the Paying Agent located at 1 York Street, 6th Floor, Toronto, Ontario, M5J 0B6, in such coin or currency of Canada as at the time of payment is legal tender for the payment of public or private debts.

(h)    Redemption and Purchases at the Option of the Issuer. The Notes will be subject to redemption at the option of the Issuer, at any time in whole or from time to time in part, upon not less than 15 nor more than 30 days’ notice transmitted to each Holder of Notes to be redeemed as shown in the Security Register, and notwithstanding Section 13.05 of the Base Indenture, upon the satisfaction of such conditions as may be specified in the applicable notice of redemption.

The redemption price of the Notes before November 15, 2026 shall be equal the greater of (i) 100% of the principal amount of the Notes (or portion of such Notes) being redeemed, and (ii) the Canada Yield Price, in each case plus accrued and unpaid interest thereon to the date of redemption. The redemption price for any redemption of the Notes on or after November 15, 2026 shall equal to the sum of (x) 100% of the principal amount of the Notes (or portion of such Notes) being redeemed, and (y) accrued and unpaid interest thereon to the date of redemption.

The Issuer shall always be the party to calculate the redemption price. For certainty, the Trustee shall have no responsibility or liability for any calculation made by the Issuer and the Trustee makes no representation as to the accuracy of the Canada Yield Price or related mathematical calculations.

Provided no Event of Default has occurred and is continuing immediately before and after giving effect to such purchase, the Issuer may purchase at any time and from time to time, at any price, all or any of the Notes in the market (which will include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by invitation to tender or by private contract. The Issuer will deliver to the Trustee all Notes purchased as aforesaid, when paid, as evidence of such payment.

(i)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given three Business Days after the date of delivery if mailed or one Business Day after the date of delivery if transmitted by facsimile. Notices to the Issuer shall be directed to it care of HCN Canadian Holdings GP-1 Ltd. at 120 Adelaide St. West, Suite 1250, Toronto, Ontario, M5H 3P5, Attention: Matt McQueen, Senior Vice President – General Counsel and Corporate Secretary; notices to the Guarantor shall be directed to it at 4500 Dorr Street, Toledo, Ohio 43615, Attention: Matt McQueen, Senior Vice President, General Counsel and Corporate Secretary; notices to the Trustee shall be directed to it at 1 York Street, 6th Floor, Toronto, Ontario, M5J 0B6, Attention: Corporate Trust Administration re: HCN Canadian Holdings-1 LP 2.95% Notes due 2027; or as to each party, at such other address as shall be designated by such party in a written notice to the other party. In addition to the foregoing, the Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Obligors elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions’ conflict or are inconsistent with a subsequent written instruction. The Obligors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(j)    Applicability of Discharge, Defeasance and Covenant Defeasance Provisions. The Discharge, Defeasance and Covenant Defeasance provisions in Article Fifteen of the Base Indenture will apply to the Notes.

ARTICLE 3

ADDITIONAL COVENANTS

Section 3.1 Holders of the Notes shall have the benefit of the following covenants, in addition to the covenants of the Obligors set forth in the Indenture:

(a) The Guarantor will not pledge or otherwise subject to any Lien, any property or assets of the Guarantor or its Subsidiaries unless the Notes are secured by such pledge or Lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided, however, that such covenant shall not apply to the following:

(i) Liens securing obligations that do not in the aggregate at any one time outstanding exceed 40% of the sum of (A) the Total Assets of the Guarantor and its consolidated subsidiaries as of the end of the calendar year or quarter covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Liens and (B) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Guarantor or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Liens;

(ii) Pledges or deposits by the Guarantor or its Subsidiaries under workers’ compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Guarantor or its Subsidiaries), or leases to which the Guarantor or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of the Guarantor or its Subsidiaries or deposits of cash or Canadian Government Obligations to secure surety, appeal, performance or other similar bonds to which the Guarantor or any of its Subsidiaries is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

(iii) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against the Guarantor or any of its Subsidiaries which the Guarantor or such Subsidiary at the time shall be currently prosecuting an appeal or proceeding for review;

(iv) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings;

(v) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties;

(vi) Liens incidental to the conduct of the business of the Guarantor or any Subsidiary or to the ownership of their respective properties that were not incurred in connection with Indebtedness of the Guarantor or such Subsidiary, all of which Liens referred to in this clause (vi) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of the Guarantor and its Subsidiaries, and as to all of the foregoing referenced in clauses (ii) through (vi), only to the extent arising and continuing in the ordinary course of business;

(vii) Purchase money Liens on property acquired or held by the Guarantor or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of such property; provided, however, that (A) any such Lien attaches concurrently with or within 20 days after the acquisition thereof, (B) such Lien attaches solely to the property so acquired in such transaction, (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property and (D) the aggregate amount of all such Indebtedness on a consolidated basis for the Guarantor and its Subsidiaries shall not at any time exceed U.S.$1,000,000;

(viii) Liens existing on the Guarantor’s balance sheet as of December 31, 2001; and

(ix) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (ii) through (viii) inclusive; provided, however, that the amount of any and all obligations and Indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

(b) The Guarantor will not create, assume, incur, or otherwise become liable in respect of, any Indebtedness if the aggregate outstanding principal amount of Indebtedness of the Guarantor and its consolidated subsidiaries is, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, greater than 60% of the sum of (i) the Total Assets of the Guarantor and its consolidated subsidiaries as of the end of the calendar year or quarter covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Guarantor or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

(c) The Guarantor will have or maintain, on a consolidated basis, as of the last day of each of the Guarantor’s fiscal quarters, Interest Coverage of not less than 150%.

(d) The Guarantor will maintain, as of the last day of each of the Guarantor’s fiscal quarters and at all times, Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Guarantor and its Subsidiaries on a consolidated basis.

(e) For purposes of this Section 3, Indebtedness and Debt shall be deemed to be “incurred” by the Guarantor or a Subsidiary whenever the Guarantor or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

ARTICLE 4

ADDITIONAL EVENTS OF DEFAULT

Section 4.1 For purposes of this Supplemental Indenture and the Notes, in addition to the Events of Default set forth in Section 7.01 of the Indenture, each of the following also shall constitute an “Event of Default:”

(a) default in the payment of the principal of or any premium on the Notes at Maturity;

(b) there shall occur a default under any bond, debenture, note or other evidence of indebtedness of an Obligor, or under any mortgage, indenture or other instrument of an Obligor (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of an Obligor (or by any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding U.S.$10,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding U.S.$10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by first class mail or electronically, as applicable, to the Obligors by the Trustee or to the Obligors and the Trustee by the Holders of at least a majority in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Obligors, as applicable to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under the Indenture; and

(c) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Issuer, the Guarantor, or any of the Guarantor’s or the Issuer’s Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days.

Section 4.2 Notwithstanding any provisions to the contrary in the Indenture, upon the acceleration of the Notes in accordance with Section 7.02 of the Indenture, the amount immediately due and payable in respect of the Notes shall equal the Outstanding principal amount thereof, plus accrued and unpaid interest, plus the Canada Yield Price.

ARTICLE 5

EFFECTIVENESS

Section 5.1 This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Obligors and the Trustee in accordance with Article Nine of the Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.

ARTICLE 6

NOTICE TO TRUSTEE

Section 6.1 Notwithstanding anything to the contrary in the Indenture including, without limitation, Section 13.02 thereof, in connection with the redemption at the election of the Issuer, the Issuer shall notify the Trustee of the establishment of a Redemption Date and the principal amount of Notes to be redeemed at least 5 days prior to the date on which notice is transmitted under Section 2.1(h), unless a shorter period shall be satisfactory to the Trustee.

ARTICLE 7

MISCELLANEOUS

Section 7.1 In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

Section 7.2 To the extent that any terms of this Supplemental Indenture or the Notes are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture or the Notes shall govern and supersede such inconsistent terms.

Section 7.3 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario, except for Section 2.1(c) hereof, which shall be governed by and construed in accordance with the laws of the state of New York.

Section 7.4 This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.5 The Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture, or for the recitals contained herein, all of which shall be taken as statements of the Obligors.

Section 7.6 In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Issuer agrees (a) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax-related obligations under Applicable Law, (b) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (c) to hold harmless the Trustee any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this Section 7.6 shall survive the termination of the Indenture.

Section 7.7 The Trustee shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

IN WITNESS WHEREOF, the Obligors and the Trustee have caused this Supplemental Indenture to be executed in their respective corporate names as of the date first above written.

HCN CANADIAN HOLDINGS-1 LP, by its general partner HCN Canadian Holdings GP-1 Ltd.

By: /s/ Matt McQueen
Name: Matt McQueen
Title: SVP, General Counsel and Corporate Secretary

WELLTOWER INC.

By: /s/ Matt McQueen
Name: Matt McQueen
Title: SVP, General Counsel and Corporate Secretary

BNY TRUST COMPANY OF CANADA, as Trustee

By: /s/ Ahmad Adam
Name: Ahmad Adam
Title: Vice President

EXHIBIT A
FORM OF GLOBAL NOTE

[Form of Face of Security]
This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of, this Security shall be a Global Security subject to the foregoing, except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.

HCN CANADIAN HOLDINGS-1 LP

2.95% Notes due January 15, 2027
Certificate No. ●

CUSIP No. 40416RAB0    Cdn$●

HCN Canadian Holdings-1 LP, a limited partnership duly organized and existing under the laws of Ontario (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CDS & CO., or registered assigns, the principal sum of ● dollars on January 15, 2027, and to pay interest thereon from December 20, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on July 15 and January 15 in each year, commencing July 15, 2020 at the rate of 2.95% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be on the July 15 or January 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in the Province of Ontario, or elsewhere as provided in the Indenture, in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by electronic wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the General Partner, in its capacity as general partner of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated: ●

HCN CANADIAN HOLDINGS-1 LP, by its general partner HCN Canadian Holdings GP-1 Ltd.

By:
Name:
Title:

ENDORSEMENT OF THE GUARANTOR

The Guarantor does hereby fully and unconditionally guarantee the payment of principal, interest and certain other amounts on the Notes in accordance with Section 2.1(c) of the Supplemental Indenture, and as set out in Article 5 of the Base Indenture. This endorsement is intended to be attached to the Global Note and, when so attached, shall constitute an endorsement thereof.

Dated:________________

WELLTOWER INC.
Per:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BNY TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signatory

[Form of Reverse of Security]

1.    General. This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 25, 2015 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), as supplemented by Second Supplemental Indenture, dated as of December 20, 2019 (as amended, supplemented or otherwise modified from time to time, the “Supplemental Indenture” and the Base Indenture, as supplemented by such Supplemental Indenture, the “Indenture”), among the Issuer, the Guarantor and BNY Trust Company of Canada, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

2.    Optional Redemption. The Securities of this series are subject to redemption, at any time or from time to time, as a whole or in part, at the election of the Issuer upon not less than 15 nor more than 30 days’ notice transmitted to each Holder, and upon the satisfaction of such conditions as may be specified in the applicable notice of redemption.

The redemption price of the Securities before November 15, 2026 shall be equal the greater of (i) 100% of the principal amount of the Securities (or portion of such Securities) being redeemed, and (ii) the Canada Yield Price, in each case plus accrued and unpaid interest thereon to the date of redemption. The redemption price for any redemption of the Securities on or after November 15, 2026 shall equal to the sum of (x) 100% of the principal amount of the Securities (or portion of such Securities) being redeemed, and (y) accrued and unpaid interest thereon to the date of redemption.

The Issuer shall always be the party to calculate the redemption price.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

3.    Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

4.    Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

5.    Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Obligors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Obligors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing

Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

6.    Payments Not Impaired. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

7.    Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of Cdn$1,000 and any integral multiple of Cdn$1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

8.    Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

9.    Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

10.    Governing Law. The Indenture and the Note shall be deemed to be a contract made under the laws of the Province of Ontario, and for all purposes shall be construed in accordance with the laws of said province, except for Article 5 of the Base Indenture and Section 2.1(c) of the Supplemental Indenture, which shall be construed in accordance with the laws of the state of New York.

11.    CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

REGISTRATION PANEL
_______________________________________________________________________
(No writing hereon except by the Trustee)

_______________________________________________________________________
Date of Registry        In Whose Name Registered        Signature of Trustee

NOTATION OF PARTIAL REDEMPTIONS
_______________________________________________________________________
(No writing hereon except by the Trustee)

_______________________________________________________________________
Date \ Amount Redeemed \ Balance of Principal Amount Unpaid     \ Signature of Trustee

[ASSIGNMENT FORM]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common TEN ENT -- as tenants by the entireties JT TEN -- as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT -- __________ Custodian _______ (Cust) (Minor) Under Uniform Gifts to Minors Act ___________ (State)

Additional abbreviations may also be used though not in the above list.

--------------------------------------

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s)
and transfer(s) unto
_____________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________ Attorney to transfer said security on the books of the Issuer with full power of substitution in the premises.

Dated:_________________________     Signed:__________________________________

Notice: The signature to this assignment
must correspond with the name as it appears
upon the face of the within security in
every particular, without alteration or
enlargement or any change whatever.

Signature Guarantee*:_______________________

* Participant in a recognized Signature
Guarantee Medallion Program (or other
signature guarantor acceptable to the
Trustee).